Exhibit 99.1

DELTA AIR LINES, INC. 2008 LONG-TERM INCENTIVE PROGRAM

1.           Purpose.  The 2008 Long-Term Incentive Program (the “2008 LTIP”) is an equity-based long term incentive program sponsored by Delta Air Lines, Inc. (“Delta” or the “Company”) that is intended to: (a) closely link pay and performance by providing management employees with a compensation opportunity based on Delta's achieving key business objectives; and (b) align the interests of management employees with the Company’s other employees and stakeholders. The 2008 LTIP is an “Award Agreement” under, and is subject to the terms of, the Delta Air Lines, Inc. 2007 Performance Compensation Plan (the “2007 Performance Plan”).  Capitalized terms that are not otherwise defined in the 2008 LTIP shall have the meaning ascribed to them in the 2007 Performance Plan.

2.           Individual Award Agreements.  Any person offered an Award under the 2008 LTIP may be required to sign an Individual Award Agreement (each, a “2008 LTIP Agreement”) which includes the terms of the Award.  Execution by such person of his 2008 LTIP Agreement will be a prerequisite to the effectiveness of the Award under the 2008 LTIP and to the person’s becoming a Participant in the 2008 LTIP.

3.           Awards.

(a)           Stock Option.

(i)           Award Grant.  A Participant may receive a Non-Qualified Stock Option covering the number of Shares specified in the Participant’s 2008 LTIP Agreement (the “Option”).

(ii)         Grant Date.  The grant date of the Option will be determined by the Committee and set forth in a Participant’s 2008 LTIP Agreement (the “Grant Date”).

(iii)        Exercise Price.  The exercise price of the Option is the closing price of a Share on the New York Stock Exchange on the Grant Date.

(iv)        Exercise Period.  Subject to the terms of the 2007 Performance Plan and the 2008 LTIP, the Option (A) shall become exercisable with respect to one-third of the Shares on each of the first (“First Option Installment”), second (“Second Option Installment”) and third (“Third Option Installment”) anniversaries of the Grant Date1; and (B) shall be exercisable through and including the day immediately preceding the tenth anniversary of the Grant Date (“Expiration Date”).

(v)        Change in Exercisability and Exercise Period upon Termination of Employment.  The exercisability of the Option and the exercise period set forth in Section 3(a)(iv) above is subject to the following terms and conditions:

(A)           Without Cause or For Good Reason.  Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), the Pro Rata Option Portion of any Option Installment that is not exercisable at the time of such termination shall become exercisable, and the entire then exercisable portion of the Option shall be exercisable, during the period:  (i) beginning on the date of such termination; and (ii) ending on the earlier of (x) the second anniversary of such termination or (y) the Expiration Date.  Upon a Participant’s Termination of Employment by the Company without Cause or by Participant for Good Reason, any portion of the Option that is not exercisable at the time of such termination, other than the Pro Rata Option Portion, shall be immediately forfeited.

 “Pro Rata Option Portion” means, with respect to any Option Installment that is not exercisable at the time of a Participant’s Termination of Employment, the number of Shares covered by each such Option Installment multiplied by a fraction:

1  The number of Shares subject to each Option Installment will be equal to the total number of Shares subject to the Option divided by three; provided, that if this formula results in any fractional Share allocation to any Option Installment, the number of Shares in the First Option Installment, and if necessary the Second Option Installment, will be increased so that only full shares are covered by each Option Installment.  For example, if an Option covers 1,000 Shares, 334 Shares will become exercisable with respect to the First Option Installment, and 333 Shares will become exercisable with respect to the Second and Third Option Installments.

(i)  the numerator of which is the number of calendar months2 from the Grant Date to the date of such termination, rounded up for any partial months, and

(ii) the denominator of which is twelve (12) for the First Option Installment, twenty–four (24) for the Second Option Installment and thirty-six (36) for the Third Option Installment.

(B)           Voluntary Resignation.  Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement):  (i) any portion of the Option that is not exercisable at the time of such termination shall be immediately forfeited; and (ii) any portion of the Option that is exercisable at the time of such termination shall remain exercisable until the earlier of (x) 90 days after such termination or (y) the Expiration Date.

(C)           Retirement.  Upon a Participant’s Termination of Employment by reason of Retirement, a Pro Rata Option Portion of any Option Installment that is not exercisable at the time of such termination shall become exercisable, and the entire then exercisable portion of the Option shall be exercisable, during the period:  (i) beginning on the date of such termination; and (ii) ending on the earlier of (x) the third anniversary of such termination or (y) the Expiration Date.  Pro Rata Option Portion has the meaning set forth in Section 3(a)(v)(A) above.  Upon a Participant’s Termination of Employment by reason of Retirement, any portion of the Option that is not exercisable at the time of such termination, other than the Pro Rata Option Portion, shall be immediately forfeited.

(D)           Death or Disability.  Upon a Participant’s Termination of Employment due to death or Disability, any Option Installment that is not exercisable at the time of such termination shall become exercisable, and the entire then exercisable portion of the Option shall be exercisable, during the period:  (i) beginning on the date of such termination; and (ii) ending on the earlier of (x) the third anniversary of such termination or (y) the Expiration Date.

(E)           For Cause.  Upon a Participant’s Termination of Employment by the Company for Cause, any unexercised portion of the Option shall be immediately forfeited, including any portion that was then exercisable.

(vi)           Change in Control. Subject to Section 4 below, upon a Change in Control which occurs prior to a Participant’s Termination of Employment, any Option Installment that is not exercisable at the time of such Change in Control shall become exercisable, and the entire then exercisable portion of the Option shall be exercisable, during the period (i) beginning on the date of such Change in Control; and (ii) ending on the Expiration Date; provided, however, that upon a Participant’s Termination of Employment for any reason other than by the Company for Cause after a Change in Control, the period to exercise the Option will end on the earlier of (i) the third anniversary of such termination or (ii) the Expiration Date; and provided, further, that the Option shall be immediately forfeited upon such Participant’s Termination of Employment by the Company for Cause after a Change in Control.

(b)           Restricted Stock.

(i)             Award Grant.  A Participant may receive Restricted Stock as specified in the Participant’s 2008 LTIP Agreement (the “Restricted Stock”).

(ii)            Grant Date.  The Grant Date of the Restricted Stock will be determined by the Committee and set forth in a Participant’s 2008 LTIP Agreement.

(iii)           Restrictions.  Until the restrictions imposed by this Section 3(b) (the “Restrictions”) have lapsed pursuant to Section 3(b)(iv), (v) or (vi) below, a Participant will not be permitted to sell, exchange, assign, transfer, pledge or otherwise dispose of the Restricted Stock and the Restricted Stock will be subject to forfeiture as set forth below.

2 For purposes of the 2008 LTIP, one calendar month is calculated from the date of measurement to the same or closest numerical date occurring during the following month.  For example, one calendar month from January 1, 2008 will elapse as of February 1, 2008, two months will elapse on March 1, 2008, etc.

(iv)           Lapse of Restrictions—Continued Employment.  Subject to the terms of the 2007 Performance Plan and the 2008 LTIP, the Restrictions shall lapse and be of no further force or effect with respect to one-third of the Shares of Restricted Stock on each of the first (“First RS Installment”), second (“Second RS Installment”) and third (“Third RS Installment”) anniversaries of the Grant Date.3

(v)           Lapse of Restrictions/Forfeiture upon Termination of Employment.   The Restricted Stock and the Restrictions set forth in this Section 3(b) are subject to the following terms and conditions:

(A)           Without Cause or For Good Reason.  Upon a Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), with respect to any portion of the Restricted Stock subject to the Restrictions, the Restrictions shall immediately lapse on the Pro Rata RS Portion as of the date of such termination.  Upon a Participant’s Termination of Employment by the Company without Cause or by Participant for Good Reason, any Restricted Stock that remains subject to the Restrictions, other than the Pro Rata RS Portion, shall be immediately forfeited.

“Pro Rata RS Portion” means, with respect to any RS Installment that is subject to the Restrictions at the time of a Participant’s Termination of Employment, the number of Shares covered by such RS Installment multiplied by a fraction (i) the numerator of which is the number of calendar months from the Grant Date to the date of such termination, rounded up for any partial months and (ii) the denominator of which is twelve (12) for the First RS Installment, twenty-four (24) for the Second RS Installment and thirty-six (36) for the Third RS Installment.

(B)           Voluntary Resignation.  Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement), any portion of the Restricted Stock subject to the Restrictions shall be immediately forfeited.

(C)           Retirement.  Upon a Participant’s Termination of Employment by reason of Retirement, with respect to any portion of the Restricted Stock subject to the Restrictions, the Restrictions shall immediately lapse on the Pro Rata RS Portion as of the date of such termination.  Pro Rata RS Portion has the meaning set forth in Section 3(b)(v)(A) above.  Upon a Participant’s Termination of Employment by reason of Retirement, any Restricted Stock that remains subject to the Restrictions, other than the Pro Rata RS Portion, shall be immediately forfeited.

(D)           Death or Disability.  Upon a Participant’s Termination of Employment due to death or Disability, the Restrictions shall immediately lapse and be of no further force or effect as of the date of such termination.

(E)           For Cause.  Upon a Participant’s Termination of Employment by the Company for Cause, any portion of the Restricted Stock subject to the Restrictions shall be immediately forfeited.

                        (vi)           Change in Control. Subject to Section 4 below, upon a Change in Control which occurs prior to a Participant’s Termination of Employment, the Restrictions shall immediately lapse on the date of such Change in Control and be of no further force or effect as of such date.

(vii)           Dividends.  In the event a cash dividend shall be paid in respect of Shares at a time the Restrictions on the Restricted Stock have not lapsed, Participant shall receive the dividend.

3 The number of Shares subject to each RS Installment will be equal to the total number of Shares subject to the Restricted Stock Award divided by three; provided, that if this formula results in any fractional Share allocation to any RS Installment, the number of Shares will be adjusted in the same manner as described in footnote 1 above.

(c)                   Long-Term Performance Awards.

(i)              Award Grant.  A Participant may receive a Performance Award for a specified target number of Shares as set forth in the Participant’s 2008 LTIP Agreement (a “Performance Award”).

(ii)            Grant Date.  The Grant Date of the Performance Award will be determined by the Committee and set forth in the Participant’s 2008 LTIP Agreement.

(iii)           Payout Criteria.  Except as otherwise expressly set forth in this Section 3(c), the actual number of Shares paid, if any, to any Participant under the Performance Award will be based on the following factors as described and defined below:  (A) the Cumulative Revenue Growth during the Performance Period of the Company relative to the members of the Airline Peer Group; (B) the Average Annual Pre-Tax Income Margin during the Performance Period of the Company relative to the members of the Airline Peer Group; and (C) the occurrence of a contemporaneous annual payout under the Company’s broad-based employee Profit Sharing Program (a “Profit Sharing Payout”).

(iv)           Definitions.

(A)           The “Airline Peer Group” means AMR Corporation, Continental Airlines, Inc., Northwest Airlines Corporation, Southwest Airlines Co., UAL Corporation and US Airways Group, Inc.

(B)           The “Average Annual Pre-Tax Income Margin” for Delta and each member of the Airline Peer Group shall be calculated by using the subject company’s Pre-Tax Income and Total Operating Revenue for the applicable periods and the following formula:  (A + B + C) ÷ 3, where

A  = Pre-Tax Income for 2008 divided by Total Operating Revenue for 2008
B  = Pre-Tax Income for 2009 divided by Total Operating Revenue for 2009
C  = Pre-Tax Income for 2010 divided by Total Operating Revenue for 2010

(C)           The “Cumulative Revenue Growth” for Delta and each member of the Airline Peer Group shall  be calculated by using the subject company’s Total Operating Revenue for the applicable periods and the following formula:  (A + B + C) ÷ D, where

                                A  = Total Operating Revenue for 2008 minus Total Operating Revenue for 2007
                                B  = Total Operating Revenue for 2009 minus Total Operating Revenue for 2008
                                C  = Total Operating Revenue for 2010 minus Total Operating Revenue for 2009
                                D  = Total Operating Revenue for 2007

(D)           “GAAP” means accounting principles generally accepted in the United States of America.

(E)           The “Performance Period” means the period beginning on January 1, 2008 and ending on and including December 31, 2010.

(F)           “Pre-Tax Income” means, subject to Section 3(c)(v)(B) below, the subject company’s consolidated pre-tax income for the applicable periods based on its regularly prepared and publicly available statements of operations prepared in accordance with GAAP, but excluding: (i) any material asset write downs related to long term assets; (ii) gains or losses with respect to employee equity securities; (iii) gains or losses with respect to extraordinary, one-time or non-recurring events; (iv) any line items reported in the statement of operations reflecting reorganization expenses; and (v)  expenses accrued with respect to any annual profit sharing or incentive compensation plan.

(G)           The “Total Operating Revenue” means, subject to Section 3(c)(v)(B) below, the subject company’s total operating revenue for the applicable periods based on its regularly prepared and publicly available statements of operations prepared in accordance with GAAP.

(v)           Vesting.

                 (A)    General.  Subject to the terms of the 2007 Performance Plan and all other conditions included in any applicable 2008 LTIP Agreement, the Performance Award shall vest, as described in this Section 3(c)(v), as of the end of the Performance Period to the extent that the Company ranks number five (5) or better in comparison to the Airline Peer Group with respect to Cumulative Revenue Growth and/or Average Annual Pre-Tax Income Margin, as described below.  For purposes of Cumulative Revenue Growth and Average Annual Pre-Tax Income Margin, a rank of one (1) will be the highest and best ranking and a rank of seven (7) will be the lowest and worst ranking.

                 (B)     Committee’s Authority.  In determining the Cumulative Revenue Growth and the Average Annual Pre-Tax Income Margin for Delta and each member of the Airline Peer Group, the Committee may make such adjustments with respect to any subject company as it deems in its discretion to be necessary or advisable to prevent the enlargement or dilution of the benefits or potential benefits to be made available under Section 3(c).  Without limiting the generality of the forgoing, the Committee may (i) make such determinations based on financial data filed by the subject company with the U.S. Department of Transportation or otherwise, and (ii) exclude from any calculation any item of gain, loss or expense determined by the Committee to be extraordinary or unusual in nature or infrequent in occurrence.

                 (C)     Impact of Certain Events.  A company shall be automatically ranked as number seven (7) in the event that any of the following occur during or with respect to the Performance Period:  (i) such company ceases to maintain or does not timely prepare publicly available statements of operations prepared in accordance with GAAP; (ii) such company is not the surviving entity in any merger, consolidation, or other non-bankruptcy reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of such company); (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned subsidiary of such company); (iv) such company is dissolved and liquidated; or (v) more than 20% of such company's revenues (determined on a consolidated basis based on the regularly prepared and publicly available statements of operations of such company prepared in accordance with GAAP) for any fiscal year of such company are attributable to the operation of businesses other than such company's airline business and such company does not provide publicly available statements of operations with respect to its airline business that are separate from the statements of operations provided with respect to its other businesses.

                 (D)     Transactions Between Airlines.  To the extent reasonably practicable, in the event of a merger, consolidation or similar transaction during the Performance Period between Delta and any other airline, including a member of the Airline Peer Group, or between any member of the Airline Peer Group and any other airline, including another member of the Airline Peer Group (an “Airline Merger”), Cumulative Revenue Growth for the surviving company will be calculated on a proforma basis as if the Airline Merger had occurred on January 1, 2007 and Average Annual Pre-Tax Income Margin for such company will be calculated on a proforma basis as if the Airline Merger had occurred on January 1, 2008.

                 (E)     Vesting/Ranking.  The Shares a Participant will receive, if any, in connection with the vesting of the Performance Awards will be based on the following:

	Cumulative Revenue Growth			+		Average Annual Pre- Tax Income Margin
Rank vs. Airline Peer Group	% of Target Earned	x	Weight		Rank vs. Airline Peer Group	% of Target Earned	x	Weight
1	200%	x	50%		1	200%	x	50%
2	150%	x	50%		2	150%	x	50%
3	100%	x	50%		3	100%	x	50%
4	75%	x	50%		4	75%	x	50%
5	50%	x	50%		5	50%	x	50%
6	0%				6	0%
7	0%				7	0%

Any portion of a Performance Award that does not vest at the end of the Performance Period will immediately lapse and become void.

Examples:

1.
Assume a Participant receives a Performance Award of 4,000 Shares and that, as of the end of the Performance Period, Delta ranks number four (4) in Cumulative Revenue Growth (resulting in a payout at 75% of the weighted target under that measure) and number three (3) in Average Annual Pre-Tax Income Margin (resulting in a payout at 100% of the weighted target under that measure).  This Participant will be eligible to receive a payout of 3,500 Shares, which is the result of the following formula:  ((4,000 Shares × 75%) × 50%) + ((4,000 Shares × 100%) × 50%).

2.
Using the same Participant in Example 1 above, assume that, as of the end of the Performance Period, Delta ranks number two (2) in Cumulative Revenue Growth (resulting in a payout at 150% of the weighted target under that measure) and number one (1) in Average Annual Pre-Tax Income Margin (resulting in a payout at 200% of the weighted target under that measure).  This Participant will be eligible to receive a payout of 7,000 Shares, which is the result of the following formula:  ((4,000 Shares × 150%) × 50%) + ((4,000 Shares × 200%) × 50%).

            (vi)      Condition Precedent.  No Shares that vest under Section 3(c)(v) above will be paid to any Participant until there is a Profit Sharing Payout for 2010 or a subsequent year.

    (vii)     Timing of Payment.  The Company will pay Participants any Shares that vest under Section 3(c)(v) as soon as practicable after the determination that the payment criteria described above have been met.

            (viii)    Accelerated Vesting/Forfeiture upon Termination of Employment.  The Performance Awards are subject to the following terms and conditions:

(A)           Retirement; Without Cause or For Good Reason.  Upon a Participant’s Termination of Employment due to Retirement or by the Company without Cause or by the Participant for Good Reason (including the Termination of Employment of the Participant if he is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), the number of Shares subject to the Performance Award as of the date of such termination will be recalculated and will be the result of the following formula (the “Adjusted Performance Award”):  S × (T ÷ E) where,

S = the total number of Shares subject to the Participant’s Performance Award as of the Grant Date;

T = the number of calendar months from January 1, 2008 to the date of such Termination of Employment (rounded up for any partial month); and

E = the number of calendar months from January 1, 2008 to December 31, 2010 (rounded up for any partial month).

Thereafter, the Participant will be entitled to any Shares that vest and become payable under Section 3(c)(v) in the same manner and to the same extent as if the Participant’s employment had continued, except that the number of such Shares will be based on the Adjusted Performance Award.

(B)           Voluntary Resignation.  Upon a Participant’s Termination of Employment by reason of a voluntary resignation (other than for Good Reason or Retirement), the Participant will immediately forfeit any unpaid portion of the Performance Award as of the date of such termination.

(C)           Death or Disability.  Upon a Participant’s Termination of Employment due to death or Disability, the number of Shares subject to the Performance Award as of the date of such termination will be recalculated in accordance with the formula set forth in Section 3(c)(viii)(A) above and the Shares subject to the Adjusted Performance Award will become immediately vested and will be paid as soon as practicable thereafter to the Participant or the Participant’s estate, as applicable.

(D)           For Cause.  Upon a Participant’s Termination of Employment by the Company for Cause, the Participant will immediately forfeit any unpaid portion of the Performance Award as of the date of such termination.

(ix)           Change in Control. Subject to Section 4 below, upon a Change in Control, the target number of Shares subject to any outstanding Performance Awards and Adjusted Performance Awards shall immediately become 100% vested and be paid to Participants as soon as practicable without regard to whether a Profit Sharing Payout has been or will be made.

4.           Gross-Up for Certain Taxes.

(a)           Gross-Up Payments.  In the event that a Participant becomes entitled to benefits under the 2008 LTIP, the Company shall pay to the Participant an additional lump sum payment (the “Gross-Up Payment”), in cash, equal to the amounts, if any, described in sub-section (i), subject to sub-section (ii), below:

(i)           Subject to sub-section (ii) below, if any portion of any payment under the 2008 LTIP, when taken together with any payment under any other agreement with or plan of the Company (in the aggregate “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Participant shall be entitled under this sub-section to an additional amount such that after payment by the Participant of all such Participant’s applicable federal, state and local taxes, including any Excise Tax, imposed upon such additional amount, the Participant will retain an amount sufficient to pay the Excise Tax imposed on the Total Payments.

(ii)          Notwithstanding the provisions of sub-section (i) above, if it shall be determined that the Participant would be entitled to a Gross-Up Payment, but that the Total Payments would not be subject to the Excise Tax if the Total Payments were reduced by an amount that is less than 10% of the portion of the Total Payments that would be treated as “parachute payments” under Section 280G of the Code, then the amounts payable to the Participant shall be reduced (but not below zero) to the maximum amount that could be paid to Participant without giving rise to the Excise Tax (the “Safe Harbor Cap”), and no Gross-Up Payment shall be made to the Participant.  Such reduction of the amounts payable to the Safe Harbor Cap, if applicable, shall be made by reducing payments comprising the Total Payments in such order as elected by the Participant.

The amounts payable under this Section 4(a) shall be paid by the Company as soon as practicable (but in no event more than 30 days) after the occurrence of the events giving rise to the Participant’s right to benefits under the 2008 LTIP.

(b)           Determinations.  In the event of a Change in Control, all determinations required to be made under Section 4(a) above, including the amount of the Gross-Up Payment, whether a payment is required under Section 4(a) above, and the assumptions to be used in determining the Gross-Up Payment, shall be made by the nationally recognized accounting firm generally used by the Company as its financial auditor (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Participant within twenty (20) business days of the receipt of notice from the Participant that there has been an event giving rise to the right to benefits under Section 4(a) above, or such earlier time as is requested by the Company.  In the event that the Accounting Firm is serving as accountant or auditor for a person effecting the Change in Control or is otherwise unavailable, the Participant may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).  All fees and expenses of the Accounting Firm shall be borne solely by the Company.

(c)           Subsequent Redeterminations.  Unless requested otherwise by the Company, the Participant must use reasonable efforts to contest in good faith any subsequent determination by the Internal Revenue Service that the Participant owes an amount of Excise Tax greater than the amount previously determined under Section 4(a)(i); provided, however, that the Participant shall be entitled to reimbursement by the Company of all fees and expenses reasonably incurred by the Participant in contesting such determination.  In the event the Internal Revenue Service or any court of competent jurisdiction determines that the Participant owes an amount of Excise Tax that is either greater or less than the amount previously taken into account and paid under Section 4(a), the Company shall promptly pay to the Participant, or the Participant shall promptly repay to the Company, as the case may be, the amount of such excess or shortfall.  In the case of any payment that the Company is required to make to the Participant pursuant to the preceding sentence (a “Later Payment”), the Company shall also pay to the Participant an additional amount such that after payment by the Participant of all the Participant’s applicable federal, state and local taxes on such additional amount, the Participant will retain an amount sufficient to pay the total of the Participant’s applicable federal, state and local taxes arising due to the Later Payment.  In the case of any repayment of Excise Tax that the Participant is required to make to the Company pursuant to the second sentence of this Section 4(c), the Participant shall also repay to the Company the amount of any additional payment received by the Participant from the Company in respect of applicable federal, state and local taxes on such repaid Excise Tax, to the extent the Participant is entitled to a refund of (or has not yet paid) such federal, state or local taxes.